Exhibit 99.31

COMISION NACIONAL DEL MERCADO DE VALORES Paseo de la Castellana, 19 28046 – Madrid –

Madrid, 25de enero de 2007

Muy Sres. nuestros:	Dear Sirs,

En cumplimiento de lo dispuesto en el	Pursuant to what it is established in Art.
Art. 82 de la Ley 24/1988, de 28 de Julio,	82 of Law 24/1988, dated July 28, of the
del Mercado de Valores, ACCIONA, S.A.	Securities Market, ACCIONA, S.A.
comunica lo siguiente	reports the following

INFORMACION RELEVANTE	MATERIAL INFORMATION

Se acompaña presentación “Endesa	Attached hereto is the presentation
independiente: una alternativa de mayor	“Endesa independent: an alternative with
valor” objeto de la conferencia convocada	greater value” for the conference call
para las 12, hora española, del día de hoy	convened for today, at noon, Spanish
con analistas e inversores cualificados,	time, with domestic and international
nacionales e internacionales.	analysts and qualified investors.

Atentamente/Yours faithfully,

____________________
Fdo: Jorge Vega-Penichet
Secretario del Consejo
Company Secretary